UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2025

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SentinelOne, Inc. (the “Company”) is filing this Form 8-K/A to report the effective date of January 16, 2026 for its previously announced appointment of Barry Padgett, the Company’s Chief Growth Officer, as the Company’s interim Chief Financial Officer and principal financial officer. As previously noted on December 4, 2025, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K under Item 5.02 to report Barbara Larson’s notification of resignation from her position as the Company’s Chief Financial Officer and principal financial officer and that effective on her departure date (expected in mid-January 2026), Mr. Padgett’s appointment would be effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: January 21, 2026	By:	/s/ Keenan Conder
Keenan Conder
Chief Legal Officer and Secretary